ENTRAVISION COMMUNICATIONS CORPORATION REPORTS
SECOND QUARTER 2010 RESULTS

SANTA MONICA, CALIFORNIA, August 5, 2010 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and six-month periods ended June 30, 2010.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data).  This press release contains certain non-GAAP financial measures as defined by SEC Regulation G.  The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 8.  Unaudited financial highlights are as follows:

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2010	2009	% Change	2010	2009	% Change
Net revenue	$53,431	$48,696	10%	$96,504	$90,411	7%
Operating expenses (1)	31,097	29,646	5%	60,921	61,459	(1)%
Corporate expenses (2)	3,477	3,378	3%	7,225	7,251	(0)%

Consolidated adjusted EBITDA (3)	18,966	16,323	16%	28,494	23,039	24%

Free cash flow (4)	$7,134	$5,217	37%	$4,534	$4,118	10%
Free cash flow per share, basic and diluted (4)	$0.08	$0.06	33%	$0.05	$0.05	0%

Net income (loss) applicable to common stockholders	$6,963	$(1,827)	NM	$4,779	$(16,321)	NM

Net income (loss) per share applicable to common stockholders, basic and diluted	$0.08	$(0.02)	NM	$0.06	$(0.19)	NM

Weighted average common shares outstanding, basic	84,494,665	84,187,128		84,462,613	84,235,509
Weighted average common shares outstanding, diluted	85,373,021	84,187,128		85,278,162	84,235,509

(1)
Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.2 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended June 30, 2010 and 2009, respectively and $0.5 million and $0.7 million of non-cash stock-based compensation for the six-month periods ended June 30, 2010 and 2009, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets and gain (loss) on debt extinguishment.

(2)
Corporate expenses include $0.3 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended June 30, 2010 and 2009, respectively and $0.5 million and $0.8 million of non-cash stock-based compensation for the six-month periods ended June 30, 2010 and 2009, respectively.

Entravision Communications

(3)
Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income.  As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business.  Consolidated adjusted EBITDA is also used to make executive compensation decisions.

(4)
Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income and less the change in the fair value of our interest rate swaps. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

    Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the second quarter, we generated solid revenue growth, primarily driven by World Cup advertising and retransmission consent revenue.  Our audience shares remain strong in the nation's most densely populated Hispanic markets, and we believe that our U.S. Hispanic audience will continue to grow.  In addition, our recently-completed bond offering and new revolving credit facility extend the maturity of our debt and provide additional financial flexibility as we continue to seek to enhance shareholder value.”

Senior Secured Notes and Revolving Credit Facility

    On July 27, 2010, the Company completed the offering and sale of $400,000,000 aggregate principal amount of its 8.75% Senior Secured First Lien Notes (the “Notes”).   The Notes were issued at a discount of 98.722% of their principal amount and will mature on August 1, 2017.  Interest on the Notes accrues at a rate of 8.75% per annum from the date of original issuance and is payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2011.  The Notes are guaranteed on a senior secured basis by all of the Company’s existing and future wholly-owned domestic subsidiaries.  Net proceeds from the Notes were used to pay all indebtedness outstanding under the Company’s syndicated bank credit facility, pay fees and expenses related to the offering of the Notes and for general corporate purposes.

    On July 27, 2010, the Company also entered into a new $50,000,000 revolving credit facility (the “Revolving Credit Facility”) and terminated the then-existing syndicated bank credit facility.  The Revolving Credit Facility expires on July 27, 2013 and is guaranteed on a senior secured basis by all of the Company’s existing and future wholly-owned domestic subsidiaries, which are also the guarantors of the Notes.  To date, the Company has not drawn any part of the Revolving Credit Facility.

    These transactions are more fully described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 27, 2010.

Entravision Communications

Financial Results
Three Months Ended June 30, 2010 Compared to Three Months Ended June 30, 2009
(Unaudited)

	Three-Month Period
	Ended June 30,
	2010	2009	% Change
Net revenue	$53,431	$48,696	10%
Operating expenses (1)	31,097	29,646	5%
Corporate expenses (1)	3,477	3,378	3%
Depreciation and amortization	4,874	5,191	(6)%
Impairment charge	-	2,720	NM

Operating income	13,983	7,761	80%
Interest expense, net	(5,179)	(8,404)	(38)%

Income (loss) before income taxes	8,804	(643)	NM

Income tax expense	(1,928)	(1,099)	75%
Net income (loss) before equity in net income (loss) of
nonconsolidated affiliates	6,876	(1,742)	NM
Equity in net income (loss) of nonconsolidated affiliates, net of tax	87	(85)	NM

Net income (loss)	$6,963	$(1,827)	NM

   (1) Operating expenses and corporate expenses are defined on page 1.

    Net revenue increased to $53.4 million for the three-month period ended June 30, 2010 from $48.7 million for the three-month period ended June 30, 2009, an increase of $4.7 million. Of the overall increase, $3.1 million came from our television segment and was primarily attributable to advertising revenue from the World Cup and census and retransmission consent revenue. Additionally, $1.6 million of the overall increase came from our radio segment and was primarily attributable to advertising revenue from the World Cup.

    Operating expenses increased to $31.1 million for the three-month period ended June 30, 2010 from $29.6 million for the three-month period ended June 30, 2009, an increase of $1.5 million. The increase was primarily attributable to an increase in national representation fees and other expenses associated with the increase in net revenue.

    Corporate expenses increased to $3.5 million for the three-month period ended June 30, 2010 from $3.4 million for the three-month period ended June 30, 2009, an increase of $0.1 million. The increase was attributable to an increase in professional fees.

Entravision Commications

 Six Months Ended June 30, 2010 Compared to Six Months Ended June 30, 2009
(Unaudited)

	Six-Month Period
	Ended June 30,
	2010	2009	% Change
Net revenue	$96,504	$90,411	7%
Operating expenses (1)	60,921	61,459	(1)%
Corporate expenses (1)	7,225	7,251	(0)%
Depreciation and amortization	9,597	10,621	(10)%
Impairment charge	-	2,720	NM

Operating income	18,761	8,360	124%
Interest expense, net	(10,610)	(13,217)	(20)%
Loss on debt extinguishment	-	(4,716)	NM

Income (loss) before income taxes	8,151	(9,573)	NM

Income tax expense	(3,338)	(6,509)	(49)%
Net income (loss) before equity in net loss of
nonconsolidated affiliates	4,813	(16,082)	NM
Equity in net loss of nonconsolidated affiliates, net of tax	(34)	(239)	(86)%

Net income (loss)	$4,779	$(16,321)	NM

   (1)  Operating expenses and corporate expenses are defined on page 1.

    Net revenue increased to $96.5 million for the six-month period ended June 30, 2010 from $90.4 million for the six-month period ended June 30, 2009, an increase of $6.1 million. Of the overall increase, $4.5 million came from our television segment and was primarily attributable to advertising revenue from the World Cup, retransmission consent revenue and political and census advertising revenue. Additionally, $1.6 million of the overall increase came from our radio segment and was primarily attributable to advertising revenue from the World Cup and census.

    Operating expenses decreased to $60.9 million for the six-month period ended June 30, 2010 from $61.5 million for the six-month period ended June 30, 2009, a decrease of $0.6 million. The decrease was primarily attributable to a decrease in salary expense due to reductions of personnel and salary reductions implemented in 2009, partially offset by an increase in national representation fees and other expenses associated with the increase in net revenue.

    Corporate expenses decreased to $7.2 million for the six-month period ended June 30, 2010 from $7.3 million for the six-month period ended June 30, 2009, a decrease of $0.1 million. The decrease was attributable to a decrease in non-cash stock-based compensation of $0.3 million, partially offset by an increase in professional fees.

Entravision Communications

Segment Results

    The following represents selected unaudited segment information:

	Three-Month Period
	Ended June 30,
	2010	2009	% Change
Net Revenue
Television	$34,819	$31,746	10%
Radio	18,612	16,950	10%
Total	$53,431	$48,696	10%

Operating Expenses (1)
Television	$18,904	$18,107	4%
Radio	12,193	11,539	6%
Total	$31,097	$29,646	5%

Corporate Expenses (1)	$3,477	$3,378	3%

Consolidated adjusted EBITDA (1)	$18,966	$16,323	16%

   (1) Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

    Entravision Communications Corporation will hold a conference call to discuss its 2010 second quarter results on August 5, 2010 at 5 p.m. Eastern Time.  To access the conference call, please dial 412-858-4600 ten minutes prior to the start time.  The call will be webcast live and archived for replay at www.entravision.com.

    Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television and radio operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico.  Entravision owns and/or operates 53 primary television stations and is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets.  The Company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and operated radio stations.  Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

    This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #
(Financial Table Follows)
For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Net revenue	$53,431	$48,696	$96,504	$90,411

Expenses:
Direct operating expenses (including related parties of
$3,151, $2,004, $5,502 and $3,731) (including non-cash stock-based
compensation of $103, $164, $208 and $330)	22,162	20,799	42,930	42,660
Selling, general and administrative expenses (including non-cash
stock-based compensation of $147, $207, $295 and $414)	8,935	8,847	17,991	18,799
Corporate expenses (including non-cash stock-based compensation
of $286, $353, $492 and $759)	3,477	3,378	7,225	7,251
Depreciation and amortization (includes direct
operating of $3,385, $3,843, $6,874 and $7,918;
selling, general and administrative of $903, $1,068, $1,841 and
$2,089; and corporate of $586, $280, $883 and $614)
(including related parties of $846, $580, $1,426 and $1,160)	4,874	5,191	9,597	10,621
Impairment charge	-	2,720	-	2,720
	39,448	40,935	77,743	82,051
Operating income	13,983	7,761	18,761	8,360
Interest expense (including related parties of $25, $29, $54 and $60)	(5,263)	(8,474)	(10,777)	(13,535)
Interest income	84	70	167	318
Loss on debt extinguishment	-	-	-	(4,716)
Income (loss) before income taxes	8,804	(643)	8,151	(9,573)
Income tax expense	(1,928)	(1,099)	(3,338)	(6,509)
Income (loss) before equity in net income (loss) of
nonconsolidated affiliate	6,876	(1,742)	4,813	(16,082)
Equity in net income (loss) of nonconsolidated affiliate, net of tax	87	(85)	(34)	(239)
Net income (loss) applicable to common stockholders	$6,963	$(1,827)	$4,779	$(16,321)

Basic and diluted earnings per share:
Net income (loss) per share applicable to common stockholders,
basic and diluted	$0.08	$(0.02)	$0.06	$(0.19)

Weighted average common shares outstanding, basic	84,494,665	84,187,128	84,462,613	84,235,509
Weighted average common shares outstanding, diluted	85,373,021	84,187,128	85,278,162	84,235,509

Emtravision Communications

Entravision Communications Corporation
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$6,963	$(1,827)	$4,779	$(16,321)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,874	5,191	9,597	10,621
Impairment charge	-	2,720	-	2,720
Deferred income taxes	1,414	486	2,627	5,986
Amortization of debt issue costs	104	105	208	194
Amortization of syndication contracts	278	627	550	1,248
Payments on syndication contracts	(705)	(700)	(1,409)	(1,413)
Equity in net (income) loss of nonconsolidated affiliate	(87)	85	34	239
Non-cash stock-based compensation	536	724	995	1,503
Gain on sale of media properties and other assets	-	(2)	-	(102)
Non-cash expenses related to debt extinguishment	-	-	-	945
Change in fair value of interest rate swap agreements	(4,123)	(855)	(8,053)	(2,536)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Increase in accounts receivable	(8,665)	(5,591)	(3,625)	(1,272)
Decrease in prepaid expenses and other assets	140	51	48	189
Increase in accounts payable, accrued expenses and other liabilities	3,339	2,905	3,451	2,102
Net cash provided by operating activities	4,068	3,919	9,202	4,103
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	-	14	-	114
Purchases of property and equipment and intangibles	(3,371)	(1,339)	(6,045)	(6,618)
Net cash used in investing activities	(3,371)	(1,325)	(6,045)	(6,504)
Cash flows from financing activities:
Proceeds from issuance of common stock	69	-	219	202
Payments on long-term debt	(1,000)	-	(4,458)	(41,000)
Repurchase of Class A common stock	-	(532)	-	(1,075)
Payments of deferred debt and offering costs	(501)	-	(863)	(1,182)
Net cash used in financing activities	(1,432)	(532)	(5,102)	(43,055)
Net increase (decrease) in cash and cash equivalents	(735)	2,062	(1,945)	(45,456)
Cash and cash equivalents:
Beginning	26,456	16,776	27,666	64,294
Ending	$25,721	$18,838	$25,721	$18,838

Entravision Comjmunications

Entravision Communications Corporation
Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities
 (Unaudited; in thousands)

    The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Consolidated adjusted EBITDA (1)	$18,966	$16,323	$28,494	$23,039

Interest expense	(5,263)	(8,474)	(10,777)	(13,535)
Interest income	84	70	167	318
Loss on debt extinguishment	-	-	-	(4,716)
Income tax expense	(1,928)	(1,099)	(3,338)	(6,509)
Amortization of syndication contracts	(278)	(627)	(550)	(1,248)
Payments on syndication contracts	705	700	1,409	1,413
Non-cash stock-based compensation included in direct operating
expenses	(103)	(164)	(208)	(330)
Non-cash stock-based compensation included in selling, general
and administrative expenses	(147)	(207)	(295)	(414)
Non-cash stock-based compensation included in corporate expenses	(286)	(353)	(492)	(759)
Depreciation and amortization	(4,874)	(5,191)	(9,597)	(10,621)
Impairment charge	-	(2,720)	-	(2,720)
Equity in net income (loss) of nonconsolidated affiliates	87	(85)	(34)	(239)
Net income (loss)	6,963	(1,827)	4,779	(16,321)

Depreciation and amortization	4,874	5,191	9,597	10,621
Impairment charge	-	2,720	-	2,720
Deferred income taxes	1,414	486	2,627	5,986
Amortization of debt issue costs	104	105	208	194
Amortization of syndication contracts	278	627	550	1,248
Payments on syndication contracts	(705)	(700)	(1,409)	(1,413)
Equity in net (income) loss of nonconsolidated affiliate	(87)	85	34	239
Non-cash stock-based compensation	536	724	995	1,503
Gain on sale of media properties and other assets	-	(2)	-	(102)
Non-cash expenses related to debt extinguishment	-	-	-	945
Change in fair value of interest rate swap agreements	(4,123)	(855)	(8,053)	(2,536)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Increase in accounts receivable	(8,665)	(5,591)	(3,625)	(1,272)
Decrease in prepaid expenses and other assets	140	51	48	189
Increase in accounts payable, accrued expenses and other liabilities	3,339	2,905	3,451	2,102
Cash flows from operating activities	$4,068	$3,919	$9,202	$4,103

(1) Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation
Reconciliation of Free Cash Flow to Net Income (Loss)
(Unaudited; in thousands)

    The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Consolidated adjusted EBITDA (1)	$18,966	$16,323	$28,494	$23,039
Net interest expense (1)	9,197	9,154	18,454	15,559
Cash paid for income taxes	514	613	711	523
Capital expenditures (2)	2,121	1,339	4,795	2,839
Free cash flow (1)	7,134	5,217	4,534	4,118

Capital expenditures (2)	2,121	1,339	4,795	2,839
Non-cash interest expense relating to amortization
of debt finance costs and interest rate swap agreements	4,018	750	7,844	2,342
Loss on debt extinguishment	-	-	-	(4,716)
Non-cash income tax expense	(1,414)	(486)	(2,627)	(5,986)
Amortization of syndication contracts	(278)	(627)	(550)	(1,248)
Payments on syndication contracts	705	700	1,409	1,413
Non-cash stock-based compensation included in
direct operating expenses	(103)	(164)	(208)	(330)
Non-cash stock-based compensation included in
selling, general and administrative expenses	(147)	(207)	(295)	(414)
Non-cash stock-based compensation included in corporate expenses	(286)	(353)	(492)	(759)
Depreciation and amortization	(4,874)	(5,191)	(9,597)	(10,621)
Impairment charge	-	(2,720)	-	(2,720)
Equity in net income (loss) of nonconsolidated affiliates	87	(85)	(34)	(239)
Net income (loss)	$6,963	$(1,827)	$4,779	$(16,321)

(1) Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.
(2) Capital expenditures is not part of the consolidated statement of operations.